                                                                 Exhibit (d)(18)


[ING FUNDS LOGO]


Mary Ann Fernandez
Senior Vice President
Aeltus Investment Management, Inc.
10 State House Square
Hartford, CT 06103-3602


                                                 August 20, 2002


      Pursuant to Section 1 of the Sub-Adviser Agreement dated May 9, 2001, as amended between ING Investments, LLC (successor by merger to ING Pilgrim Investments, LLC) and Aeltus Investment Management, Inc. (the "Agreement") we hereby notify you of our intention to retain you as Sub-Adviser to render investment advisory services to ING Principal Protection Fund V, a newly established series of ING Equity Trust (formerly Pilgrim Equity Trust), upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement has been modified to give effect to the foregoing by adding the "ING Principal Protection Fund V" to Schedule A of the Agreement. The Amended and Restated Schedule A, with the annual investment management fees indicated for the series, is attached hereto.

      Please signify your acceptance to act as Sub-Adviser under the Agreement with respect to ING Principal Protection Fund V by signing below.

                                                 Very sincerely,



                                                 Michael J. Roland
                                                 Executive Vice President
                                                 ING Investments, LLC

ACCEPTED AND AGREED TO:
Aeltus Investment Management, Inc.


By________________________________
      Mary Ann Fernandez
      Senior Vice President


479139.1.02                     Tel: 480-477-3000           ING Investments, LLC
7337 E. Doubletree Ranch Rd.    Fax: 480-477-2700
Scottsdale, AZ 85258-2034       www.ingfunds.com

                          FORM OF AMENDED AND RESTATED
                                   SCHEDULE A

                              WITH RESPECT TO THE

                             SUB-ADVISER AGREEMENT

                                    BETWEEN

                              ING INVESTMENTS, LLC
                      AN ARIZONA LIMITED LIABILITY COMPANY
             (SUCCESSOR BY MERGER TO ING PILGRIM INVESTMENTS, LLC)

                                      AND

                       AELTUS INVESTMENT MANAGEMENT, INC.

                           ANNUAL INVESTMENT       LAST CONTINUED/
SERIES                      MANAGEMENT FEE        APPROVED BY BOARD     REAPPROVAL DATE
------                      --------------        -----------------     ---------------
ING Principal         Offering Phase    0.125%    May 9, 2001           May 9, 2003
Protection Fund       Guarantee Period   0.40%
                      Index Plus
                      LargeCap Period    0.30%

ING Principal         Offering Phase    0.125%    November 2, 2001      September 1, 2003
Protection Fund II    Guarantee Period   0.40%
                      Index Plus
                      LargeCap Period    0.30%

ING Principal         Offering Phase    0.125%    February 26, 2002     September 1, 2003
Protection            Guarantee Period   0.40%
Fund III              Index Plus
                      LargeCap Period    0.30%

ING Principal         Offering Phase    0.125%    May 24, 2002          September 1, 2003
Protection            Guarantee Period   0.40%
Fund IV               Index Plus
                      LargeCap Period    0.30%

ING Principal         Offering Phase    0.125%    August 20, 2002       September 1, 2003
Protection            Guarantee Period   0.40%
Fund V*               Index Plus
                      LargeCap Period    0.30%


* This Amended and Restated Schedule A will be effective with respect to the Fund upon the effective date of the initial Registration Statement with respect to the Fund.